May 8, 2007

Via Edgar

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

      Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-133954 for American Depositary Shares representing two (2) Ordinary Shares, par value S$0.50 (the "Deposited Shares"), of Keppel Corporation Limited, a company organized under the laws of the Republic of Singapore (the "Company").

Ladies & Gentlemen:

      On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the Deposit Agreement, dated as of May 31, 1989 (the "Deposit Agreement"), by and among the Depositary, the Company and all Holders from time to time of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs"), each representing two (2) Ordinary Shares, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), a copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in par value from $0.50 to no par value.

      As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

      In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in par value of the Company from S$0.50 to no par value.

      In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6647.


                                           Very truly yours,

                                           /s/ Tom Crane

                                           Tom Crane

Enclosures

cc:   Alan Jin (Citibank, N.A. - ADR Department)
      Richard Etienne (Citibank, N.A. - ADR Department)

                                                 Rule 424(b)(3)
                                                 Form F-6 Registration Statement
                                                 No.: 333-133954.

                                    EXHIBIT A

Number

                                           AMERICAN DEPOSITARY SHARES
                                               (EACH REPRESENTING
                                               2 ORDINARY SHARES)

                            (FORM OF FACE OF RECEIPT)
                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                           AMERICAN DEPOSITARY SHARES
                                  representing

                          DEPOSITED ORDINARY SHARES OF
                           KEPPEL CORPORATION LIMITED
           (Incorporated under the laws of the Republic of Singapore)


      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that is the owner of American Depositary Shares, representing deposited ordinary shares or evidence of rights to receive ordinary shares, no par value ("Ordinary Shares"), of Keppel Corporation Limited, a corporation organized under the laws of the Republic of Singapore (the "Company"). At the date of the Deposit Agreement, each American Depositary Share represents 2 Ordinary Shares* deposited under the Deposit Agreement (as hereafter defined) with the Custodian which at the date of execution of



----------
* Subject to amendment as provided in Article IV of the Deposit Agreement.

the Deposit Agreement is the Singapore office of the Depositary.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 31, 1989 (the "Deposit Agreement") by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Ordinary Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Ordinary Shares and held thereunder (such Ordinary Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

      (2) Surrender of Receipts and Withdrawal of Ordinary Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled, to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates or other appropriate evidence of title to the order of the Holder hereof or as ordered by him or by the delivery of certificates or other appropriate evidence of title endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of Ordinary Shares or other Deposited securities for such delivery at the corporate trust office of the Depositary in the Borough of Manhattan, The City of New York (the "Principal Office") shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations; if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

      The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, of make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of particular Ordinary Shares may be suspended, or the delivery of Receipts against the deposit of particular Ordinary Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer or the surrender of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time in accordance with the Deposit Agreement. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement. Ordinary Shares which, if sold by the Holder thereof in the United States or its territories, would be subject to the registration provisions of the United States Securities Act of 1933, as from time to time amended, unless a registration statement is in effect as to such Ordinary Shares.

      (4) Liability of Holder For Taxes. If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any, dividends or other distributions, or may sell for the account of the holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

      (5) Warranties by Depositor. Every person depositing ordinary Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Ordinary shares are validly issued, fully paid and non-assessable, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Ordinary Shares and issuance of Receipts.

      (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. The Company will pay other charges of the Depositary and the Registrar, if any, with the exception of (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of ordinary Shares, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing ordinary Shares or Holders of Receipts and (iv) such reasonable expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

      All such charges may be changed by agreement between the Depositary and the Company at any time and from time to time, effective only after 90 days notice thereof is given to Holders.

      (7) Disclosure of Interests in Shares; Compliance with Information Requests. Any Holder; who after acquiring a directly or indirectly the beneficial ownership of any Ordinary Shares (either directly or by virtue of the ownership of Receipts) is directly or indirectly the beneficial owner of more than 5%, or such lesser percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Singapore, of the Ordinary Shares shall, pursuant to the Companies Act (Chapter 50), within 2 days after becoming beneficially interested, send to the Company at the address set forth in Section 7.05 of the Deposit Agreement, by registered or certified mail, the following information:

            (1) the background, and, identity, residence, and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected; and

            (2) the number of Ordinary Shares and Receipts which are beneficially owned, and the number of ordinary Shares and Receipts concerning which there is a right to acquire, directly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate.

            If any material change occurs in the facts set forth in the statement to the Company pursuant to this provision, the person making such statement shall, within 2 days of becoming aware of such change, send to the Company at the address set forth in the Deposit Agreement, by registered or certified mail, an amendment setting forth such changes.

      When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer, such syndicate or group shall be deemed a "person" for the purposes of this Section.

      In determining, for purposes of this Section, the percentage of Ordinary Shares, the Ordinary Shares shall be deemed to consist of the amount of the outstanding ordinary Shares, exclusive of any Ordinary Shares held by or for the account of the Company or a subsidiary of the Company.

      Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to comply with requests from the Company, pursuant to the Companies Act (Chapter 50), which are made to provide information as to the capacity in which such Holder owns Receipts aid regarding the indentity of any other person interested in such Receipts and the nature of such interest and shall; in accordance with the provisions of the Memorandum and Articles of Association of the Company, forfeit the right to direct the voting of ordinary Shares as to which compliance is not made. The Depositary agrees to use its reasonable efforts to comply with written requests received from the Company requesting that the Depositary forward any such request from the company to the Holder and to forward to the Company, at the Company's expense, any responses to such requests received by the Depositary.

      (8) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, its transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to, any notice provided for in the Deposit Agreement and for all other purposes.

      (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

      (10) Available Information. The Company furnishes the Commission with certain public reports and documents required by the laws of the Republic of Singapore or otherwise, in accordance with Rule 12g3-2(b) of the Securities Exchange Act of 1934. Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

Dates:


Countersigned                            CITIBANK, N.A.
                                              as Depositary


By:                                      By:
    ------------------------------           ------------------------------
    Authorized Officer                       Vice President


      The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                          (FORM OF REVERSE OF RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received (less any reasonable expenses incurred by the Depositary in converting such foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United

States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Ordinary Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such lawful method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, of free distribution of, Ordinary Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American

Depositary Shares representing the number of Ordinary Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case the Depositary will sell the number of Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. In additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Ordinary Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or deny rights of any other nature, the Depositary will have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either
(a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise.

      Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

      Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of Ordinary Shares, the Depositary shall, as soon as practicable after fixing a record date for determining the record Holders entitled to give instructions for the exercise of voting rights, mail to the Holders of Receipts a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities evidenced by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as practicable to vote or cause to be voted the Deposited Securities evidenced by such Receipt in accordance with such instructions. The Depositary agrees not to vote the Ordinary Shares or other Deposited Securities evidenced by a Receipt unless it receives instructions from the Holder of such Receipts.

      Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or, any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

      Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of receipts at its Principal Office any reports and communications received, including any proxy soliciting material, from the Company which are both (a) received by the Depositary as the holder of the Deposited securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Ordinary Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Ordinary Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Holders of Receipts entitled thereto.

      Liability of the Company and Depositary. Neither the Depositary nor the Company will incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company (and its affiliates) and in Receipts. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      Resignation and Removal of Depositary; Substitution of Custodian. The Depositary, may at any time resign as Depositary under the Deposit Agreement, by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

      Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company end the Depositary, Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three month's after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event, shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

      Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have resigned, a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited. Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

                                    EXHIBIT B
                            CHARGES OF THE DEPOSITARY

      Service                          Rate                By Whom Paid
      -------                          ----                ------------

(1)   Receipt of deposits       $5.00 per 100              Party to whom
      and issuance of           American Depositary        Receipts are
      Receipts                  Shares (or fraction        issued
                                thereof)

(2)   Delivery of deposited     $5.00 per                  Party surrendering
      Ordinary Shares           100 American               Receipts
      against surrender         Depositary Shares
      of Receipts               (or fraction
      thereof)

      Charges of the Depositary, plus out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., are to be paid by the Company in accordance with agreement in writing entered into between the Depositary and the Company from time to time.